Exhibit 10.6

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT, dated as of December 9, 2009 among UBS AG, Stamford Branch, in its capacity as administrative and collateral agent for the First Lien Secured Parties (in such capacity, the “First Lien Agent” as hereinafter further defined), U.S. Bank National Association, in its capacity as trustee for the Senior Secured Notes (as defined below) (in such capacity, the “Original Second Lien Agent” as hereinafter further defined) and as collateral agent for the Second Lien Secured Parties (as defined below) (in such capacity, the “Second Lien Collateral Agent” as hereinafter further defined), Norcraft Companies, L.P., a Delaware limited partnership (“Norcraft” or “Borrower”), Norcraft Canada Corporation, a Nova Scotia unlimited liability company (“Norcraft Canada”), Norcraft Intermediate Holdings, L.P., a Delaware limited partnership (“Intermediate Holdings”), Norcraft Finance Corp., a Delaware corporation (“Norcraft Finance”, and together with Norcraft Canada and Intermediate Holdings, each a “Guarantor” and together with any other entity that is or becomes a Guarantor (as defined below) under the First Lien Documents (as defined below) and the Second Lien Documents (as defined below), collectively “Guarantors” as hereinafter further defined) and accepted and agreed to by each Additional Second Lien Agent (as defined below) from time to time party hereto.

W I T N E S S E T H :

WHEREAS, Borrower and Guarantors have entered into a secured revolving credit facility with the First Lien Agent and the lenders for whom it is acting as agent as set forth in the First Lien Loan Agreement (as hereinafter defined) pursuant to which such lenders have made and from time to time may make loans and provide other financial accommodations to Borrower which are guaranteed by Guarantors and secured by substantially all of the assets of Borrower and Guarantors (subject to certain exceptions as provided therein);

WHEREAS, Norcraft and Norcraft Finance have issued their 10  1/2% Senior Secured Second Lien Notes due 2015 in the original aggregate principal amount of $180.0 million (collectively, the “Senior Secured Notes” as hereinafter further defined) pursuant to the Indenture, dated as of the date hereof, by and among Norcraft, as issuer, Norcraft Finance, as co-issuer, and the Original Second Lien Agent, as trustee (the “Second Lien Note Indenture” as hereinafter further defined) the obligations in respect of which are guaranteed by each Subsidiary Guarantor (other than Norcraft Finance) and secured by substantially all of the assets and properties of Borrower and Subsidiary Guarantors, excluding, without limitation, Non-Second Lien Collateral (as defined below).

WHEREAS, Norcraft and its domestic and Canadian Guarantor Subsidiaries and any other Subsidiaries which also are Guarantors may incur Additional Second Lien Debt (as defined below) and it is the intention of the parties hereto that such Additional Second Lien Debt, upon the execution and delivery of a counterpart of this Agreement and of a Lien Sharing Confirmation (as defined below) by the Additional Second Lien Agent (as defined below) therefor, shall be secured by a Lien on the Second Lien Collateral (as defined below), and be subject to the terms of this Agreement.

WHEREAS, the First Lien Debt (as defined below) is secured under the First Lien Documents by Liens on the Second Lien Collateral and the Non-Second Lien Collateral and the Second Lien Debt (as defined below) is secured under the Second Lien Documents by Liens on the Second Lien Collateral.

WHEREAS, the First Lien Secured Parties and the Second Lien Secured Parties have authorized and directed the First Lien Agent and the applicable Second Lien Agent, respectively, to enter into this Intercreditor Agreement (a) pursuant to which the First Lien Agent and each Second Lien Agent agree that the First Lien Debt is secured on a first-priority basis by liens on the Second Lien Collateral (as well as on a first-priority basis on Liens on the Non-Second Lien Collateral), (b) pursuant to which the First Lien Agent and each Second Lien Agent confirm that the Second Lien Debt is secured on a second priority basis by Liens on the Second Lien Collateral, (c) to provide for the orderly sharing among them, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and (d) to address related matters;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions; Interpretation

1.1. Definitions. As used in this Agreement, the following terms have the meanings specified below:

“Additional Second Lien Agent” means any agent, trustee or representative of the holders of Additional Second Lien Debt under any Additional Second Lien Agreement who is appointed as an agent, trustee or representative pursuant to the indenture, credit agreement or other Additional Second Lien Agreement (or if there is no such agent, trustee or representative under such Additional Second Lien Debt, the holders of such Additional Second Lien Debt), upon the execution and delivery of a counterpart of this Agreement and a Lien Sharing Confirmation by such agent, trustee or representative (or such holders) to the First Lien Agent and any other Second Lien Agent, or any successors and assigns, including any replacement or successor trustee or agent or representative or any additional trustee or agent or representative.

“Additional Second Lien Agreement” means, upon the execution and delivery of a counterpart of this Agreement and a Lien Sharing Confirmation (as defined below) by the Additional Second Lien Agent (as defined above) therefor to the First Lien Agent and any other Second Lien Agent, any agreement designated as such by notice from Norcraft to the First Lien Agent and each Second Lien Agent at the time of such designation and each document identified or designated as an “Additional Second Lien Agreement” in any agreement so designated.

“Additional Second Lien Debt” means, with respect to any Additional Second Lien Agreement, (i) all principal of and interest (including, without limitation, any post-petition interest) and premium (if any) on all indebtedness under such Additional Second Lien Agreement, and (ii) all fees, expenses and other amounts (including costs and indemnification obligations) payable from time to time pursuant to the Second Lien Documents entered into in connection with such Additional Second Lien Agreement (including amounts payable under any guarantee relating to such Additional Second Lien Agreement), in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

“Agents” shall mean, collectively, the First Lien Agent and each Second Lien Agent, sometimes being referred to herein individually as an “Agent.”

“Agreement” shall mean this Intercreditor Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bank Product Obligations” shall mean Cash Management Obligations and Hedging Obligations.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Bankruptcy Law” shall mean (i) the Bankruptcy Code, (ii) the BIA, (iii) the CCAA, and (iv) any similar Federal, state, provincial, territorial or foreign law for the relief of debtors each as now or hereafter in effect, or any successor statute.

“BIA” shall mean the Bankruptcy and Insolvency Act (Canada), as now or hereafter in effect, or any successor statute.

“Borrowers” shall mean, collectively, (a) Norcraft Companies, L.P., a Delaware limited partnership, (b) any other person incorporated or otherwise organized under the laws of the United States of America, any state thereof or the District of Columbia that at any time after the date hereof becomes a borrower or issuer in respect of any of the First Lien Debt or the Second Lien Debt and (c) their respective successors and assigns; sometimes being referred to herein individually as a “Borrower.”

“Business Day” shall mean any day other than a Saturday, a Sunday or a day that is a legal holiday under the laws of the State of New York on which banking institutions in the State of New York are required or authorized by law or other governmental action to close.

“Cash Management Obligations” shall mean, with respect to any Person, the obligations of such Person in connection with (a) credit cards or stored value cards or (b) treasury, depository or cash management or related services, including (i) the automated clearinghouse transfer of funds or overdrafts or (ii) controlled disbursement services.

“CCAA” shall mean the Companies’ Creditors Arrangement Act (Canada), as now or hereafter in effect, and any successor statute.

“Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which any First Lien Secured Party or Second Lien Secured Party at any time has a Lien, and including, without limitation, all proceeds of such property and interests in property.

“DIP Financing” shall have the meaning set forth in Section 6.2 hereof.

“Discharge of First Lien Debt” shall mean (a) the termination of the commitments of the First Lien Lenders and the financing arrangements provided by First Lien Agent and the other First Lien Secured Parties to Grantors under the First Lien Documents, (b) except to the extent otherwise provided in Section 4.1, the final payment in full in cash of the First Lien Debt (other than the First Lien Debt described in clause (c) of this definition), (c) payment in full in cash or cash collateral, or at First Lien Agent’s option, the delivery to First Lien Agent or at the First Lien Agent’s option, its designee, of a letter of credit payable to First Lien Agent or at the First Lien Agent’s option, its designee (which designee may be the issuer of the letters of credit under the First Lien Documents), in each case as required under the terms of the First Lien Loan Agreement or other First Lien Document, in respect of letters of credit issued under any First Lien Documents and any Bank Product Obligations (provided, further, that, in the case of Bank Product Obligations under hedge agreements, the aggregate amount of such Bank Product Obligations, after giving effect to any netting arrangements, that the applicable Borrower or Guarantor would be required to pay if such hedge agreements were terminated at such time shall constitute and be required as cash collateral), and any other contingent First Lien Debt with respect to known or asserted items. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, the First Lien Debt, the First Lien Agent or any other First Lien Secured Party is required to surrender or return such payment or proceeds to any person for any reason, then the First Lien Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by such First Lien Agent or other First Lien Secured Party, as the case may be, and no Discharge of First Lien Debt shall be deemed to have occurred.

“Equity Interests” shall mean, with respect to any Person, all of the shares, interests, participations or other equivalents (however designated) of such Person’s equity interests or partnership, limited liability company or other equity, ownership or profit interests at any time outstanding, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of equity interests of (or other interests in) such Person, all of the securities convertible into or exchangeable for shares of equity interests of (or other interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), but excluding any interests in phantom equity plans and any debt security that is convertible into or exchangeable for such shares, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“First Lien Agent” shall mean UBS AG, Stamford Branch, and its successors and assigns in its capacity as administrative and collateral agent pursuant to the First Lien Documents acting for and on behalf of the other First Lien Secured Parties and any successor or replacement agent, and if there is more than one administrative and collateral agent pursuant to the First Lien Loan Agreement following the refinancing or replacement of the Original First Lien Credit Agreement (as such term is defined in the definition of First Lien Loan Agreement) in full, then the agent appointed as the “First Lien Agent” for purposes of this Agreement by the holders of a majority in aggregate principal amount of the First Lien Debt (other than First Lien Debt constituting Bank Product Obligations) and any successor or replacement agent.

“First Lien Debt” shall mean (a) all “Secured Obligations” as such term is defined in the First Lien Loan Agreement, including, without limitation, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any First Lien Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the First Lien Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the First Lien Documents or after the commencement of any case with respect to any Grantor under any Bankruptcy Law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured and (b) all other Obligations of Norcraft and its Subsidiaries in respect of Hedging Obligations or Cash Management

Obligations to the extent, and solely to the extent, that such obligations are permitted to be secured pursuant to the terms of the First Lien Loan Agreement and other First Lien Documents.

“First Lien Documents” shall mean, collectively, (a) the First Lien Loan Agreement and any and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any First Lien Secured Party in connection therewith or related thereto or in connection with or related to Bank Product Obligations permitted to be secured by the Second Lien Collateral under the terms of the First Lien Loan Agreement and (b) any collateral trust agreement or other agreement by or among the First Lien Secured Parties or First Lien Agent, including, by way of example, following the refinancing and replacement in full of the Original First Lien Credit Agreement, as all of the foregoing in clauses (a) and (b) now or may hereafter exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the First Lien Debt and including by increasing the borrowings thereunder).

“First Lien Loan Agreement” shall mean the Credit Agreement, dated as of December 9, 2009, by and among Grantors, First Lien Agent and First Lien Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed or restated (the “Original First Lien Credit Agreement”), or refinanced or replaced, and, in the event of any such refinancing or replacement, shall mean, without limiting the foregoing, one or more credit, loan or other financing agreements which refinance or replace the Original First Lien Credit Agreement in full, together with any amendments, modifications, supplements, extensions, renewals, restatements, refinancings or replacements of any such subsequent credit, loan or other financing agreements.

“First Lien Lenders” shall mean, collectively, any person party to any First Lien Document as lender (and including any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the First Lien Debt or is otherwise party to any First Lien Document as a lender); sometimes being referred to herein individually as a “First Lien Lender.”

“First Lien Secured Parties” shall mean, collectively, (a) the First Lien Agent and any other agent, trustee or representative in respect of any First Lien Debt, (b) the First Lien Lenders, (c) the issuing bank or banks of letters of credit or similar instruments under any First Lien Document, (d) each other person to whom any of the First Lien Debt (including First Lien Debt constituting Bank Product Obligations) is owed and (e) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “First Lien Secured Party.”

“Governmental Agency” shall mean the government of the United States of America, Canada or any other nation, and political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of functions of or pertaining to the government.

“Grantors” shall mean, collectively, Borrowers, Guarantors and each Subsidiary of Borrowers or Guarantors that shall have created or purported to create a Lien on its assets to secure any First Lien Debt or Second Lien Debt, together with their respective successors and assigns; sometimes being referred to herein individually as a “Grantor.”

“Guarantors” shall mean, collectively, (a) Norcraft Intermediate Holdings, a Delaware limited partnership, (b) Norcraft Finance Corp., a Delaware corporation, (c) Norcraft Canada Corporation, a Nova Scotia unlimited liability company, (d) any other person incorporated or otherwise organized under the laws of the United States of America, any state thereof or the District of Columbia or under the laws of Canada or any Province or Territory thereof or any other jurisdiction that at any time after the date hereof becomes a party to a guarantee or that becomes a co-borrower in favor of First Lien Agent or any other agent or representative for any First Lien Debt or the First Lien Lenders in respect of any of the First Lien Debt or that becomes party to a guarantee in favor of or becomes a co-issuer or co-guarantor in favor of any Second Lien Agent or the Second Lien Debtholders in respect of any of the Second Lien Debt and (e) their respective successors and assigns; sometimes being referred to herein individually as a “Guarantor.”

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any filing under the BIA of a notice of intention to make a proposal, or a proposal is made under the BIA, (c) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, interim receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (d) any proceeding seeking the appointment of any trustee, receiver, interim receiver, receiver and manager, liquidator, custodian or other insolvency official with similar powers with respect to a Grantor or any or all of its assets or properties, (e) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (f) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Lien Sharing Confirmation” shall mean the written agreement by the holders of any Additional Second Lien Debt (or Additional Second Lien Agent as agent, trustee or representative for such holders), for the enforceable benefit of all holders of any existing and future First Lien Debt, the First Lien Agent, any other agent or representative in respect of any First Lien Debt, each Second Lien Agent and each existing and future Second Lien Debtholder (a) that any Additional Second Lien Debt subject to such agreement will be secured equally and ratably by all Liens on the Second Lien Collateral held by the Second Lien Collateral Agent or any other Second Lien Secured Party, and that all such Liens will be enforceable by the Second Lien Collateral Agent for the ratable benefit of all of the Second Lien Secured Parties pursuant to the Second Lien Documents, (b) that the holders of such Additional Second Lien Debt are bound by the provisions of this Agreement and the other Second Lien Documents, and (c) consenting to and directing the Second Lien Agents to perform their obligations under this Agreement and the other Second Lien Documents.

“Non-Second Lien Collateral” shall mean (i) all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by Intermediate Holdings in or upon which any First Lien Secured Party at any time has a Lien, and including, without limitation, all proceeds of such property and interests in property and (ii) Equity Interests and other securities of any Subsidiary of Norcraft (other than the portion, if any, already excluded from the Second Lien Collateral) to the extent necessary for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other Governmental Agency) due to the fact that such Subsidiary’s Equity Interests or other securities secure any Second Lien Debt.

“Note Guarantor” means any Subsidiary Guarantor, other than Norcraft Finance which is a co-issuer of the Senior Secured Notes and a Guarantor of the First Lien Debt.

“Original Second Lien Agent” means U.S. Bank National Association, in its capacity as trustee pursuant to the Second Lien Note Indenture and in its capacity as trustee or agent under any other Second Lien Document, and also includes its successors and assigns, including any replacement or successor trustee or agent or any additional trustee or agent.

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any Governmental Agency or any agency or instrumentality or political subdivision thereof.

“Pledged Collateral” shall have the meaning set forth in Section 5.1(a) hereof.

“PPSA” shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec or any other Canadian Federal, Provincial or Territorial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.

“Recovery” shall have the meaning set forth in Section 6.8 hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Agent” shall mean (i) the Original Second Lien Agent, (ii) the Second Lien Collateral Agent and (iii) any Additional Second Lien Agent.

“Second Lien Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by Norcraft, Norcraft Finance or any Note Guarantor in or upon which any First Lien Secured Party or Second Lien Secured Party at any time has a Lien, and including, without limitation, all proceeds of such property and interests in property other than any Non-Second Lien Collateral.

“Second Lien Collateral Agent” shall mean U.S. Bank National Association and its successors and assigns in its capacity as collateral agent pursuant to the Second Lien Documents acting for and on behalf of the other Second Lien Secured Parties and any successor or replacement agent, and if there is more than one collateral agent pursuant to the Second Lien Documents, then the trustee, agent or representative for the holders of a majority in aggregate principal amount of

Second Lien Debt shall act as “Second Lien Collateral Agent” for all purposes of this Agreement and any successor or replacement agent.

“Second Lien Debt” shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Second Lien Agent or any Second Lien Debtholder, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under the Second Lien Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Second Lien Documents or after the commencement of any case with respect to any Grantor under any Bankruptcy Law or any other Insolvency or Liquidation Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Second Lien Debtholders” shall mean (i) any Second Lien Noteholder and (ii) any person that at any time is the owner or holder, directly or indirectly, of record or beneficially, of any Additional Second Lien Debt; sometimes being referred to herein individually as a “Second Lien Debtholder.”

“Second Lien Documents” shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Second Lien Note Indenture; (b) the Senior Secured Notes; (c) the agreements listed on Schedule 1 hereto, (d) any Additional Second Lien Agreement, (e) any collateral trust agreement or other agreement by or among the Second Lien Secured Parties or Second Lien Agents, including any Lien Sharing Confirmation, and (f) all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other person to, with or in favor of any Second Lien Agent or any Second Lien Debtholder in connection with or related to any of (a) through (e), inclusive, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any increase in the borrowings thereunder and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Second Lien Debt).

“Second Lien Note Indenture” shall mean the Indenture, dated of even date herewith, by Norcraft and Norcraft Finance, as issuers, each Note Guarantor, as guarantor, and the Original Second Lien Agent, as trustee, in connection with the Senior Secured Notes, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Second Lien Noteholders” shall mean, collectively, any person that at any time is the owner or holder, directly or indirectly, of record or beneficially, of any of the Senior Secured Notes; sometimes being referred to herein individually as a “Second Lien Noteholder.”

“Second Lien Secured Parties” shall mean, collectively, any Second Lien Agent and Second Lien Debtholders; sometimes being referred to herein individually as a “Second Lien Secured Party.”

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Secured Notes” shall mean, collectively, the 10  1/2 % Senior Secured Second Lien Notes due 2015 issued by Borrower and Norcraft Finance pursuant to the Second Lien Note Indenture in the original aggregate principal amount of $180.0 million, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Subsidiary” means any “Subsidiary” of the Borrower as defined in the First Lien Loan Agreement.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Borrower.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to any Borrower, any Guarantor or any other Grantor shall be deemed to include a receiver, interim receiver, receiver and manager, trustee, administrator or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assign, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Lien Priorities.

2.1. Subordination.

(a) Notwithstanding the time, date, method, manner or order of grant, attachment, perfection, execution, delivery, registration or crystallization of any Liens granted to the First Lien Agent, the First Lien Secured Parties or any Second Lien Agent or the Second Lien Secured Parties and notwithstanding any provision of the UCC, the PPSA or any applicable law or any provisions of the First Lien Documents or the Second Lien Documents or any other circumstance whatsoever: Each Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, hereby agrees that: (A) any Lien on the Second Lien Collateral securing the First Lien Debt now or hereafter held by or for the benefit or on behalf of any First Lien Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Second Lien Collateral securing the Second Lien Debt now or hereafter held by or for the benefit or on behalf of any Second Lien Secured Party or any agent or trustee therefor; and (B) any Lien on the Second Lien Collateral securing any of the Second Lien Debt now or hereafter held by or for the benefit or on behalf of any Second Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Second Lien Collateral securing any First Lien Debt.

(b) All Liens on the Second Lien Collateral securing any First Lien Debt shall be and remain senior in all respects and prior to all Liens on the Second Lien Collateral securing any Second Lien Debt for all purposes, whether or not such Liens securing any First Lien Debt are subordinated to any Lien securing any other obligation of any Grantor or any other Person.

(c) Notwithstanding anything to the contrary contained herein or in the First Lien Documents or the Second Lien Documents, Second Lien Secured Parties do not have a Lien or other interest of any kind in any assets or properties, or rights in assets or properties of Grantors, including, without limitation, Non-Second Lien Collateral, other than (i) the Lien of the Second Lien Collateral Agent for and on behalf of the Second Lien Secured Parties in the Second Lien Collateral and (ii) Liens, if any, of any other collateral agent, agent or representative for and on behalf of Second Lien Secured Parties in the Second Lien Collateral in circumstances, and solely in circumstances, where (x) such other collateral agent, agent or representative has appointed the Second Lien Collateral Agent to act for, and bind, it (and all Second Lien Secured Parties for which it acts as collateral agent, agent or representative) under and for purposes of this Agreement and (y) all such Liens are subordinated to all Liens in the Second Lien Collateral securing any First Lien Debt as and to the extent provided in this Agreement.

2.2. Prohibition on Contesting Liens. Each of the First Lien Agent, for itself and on behalf of the other First Lien Secured Parties, and each Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or for the benefit or on behalf of any First Lien Secured Party in any Second Lien Collateral or by or on behalf of any of the Second Lien Secured Parties in any Second Lien Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party or Second Lien Secured Party to enforce this Agreement.

2.3. No New Liens. So long as the Discharge of First Lien Debt has not occurred, the parties hereto agree that, after the date hereof, if any Second Lien Secured Party shall hold any Lien on any assets of any Grantor securing any Second Lien Debt that are not also subject to the first priority Lien of the First Lien Agent under the First Lien Documents, such Second Lien Secured Party, upon demand by the First Lien Agent or such Grantor, will, at First Lien Agent’s option, either release such Lien or assign it to the First Lien Agent or, following the refinancing or replacement in full of the Original First Lien Credit Agreement, any other agent or representative in respect of the First Lien Debt as security for the First Lien Debt or such Grantor shall grant a Lien thereon to First Lien Agent or, following the refinancing or replacement in full of the Original First Lien Credit Agreement, any other agent or representative in respect of the First Lien Debt in a manner and on terms reasonably satisfactory to First Lien Agent. To the extent that the provisions of this Section 2.3 are not complied with for any reason, without limiting any other right or remedy available to the First Lien Agent or any other First Lien Secured Party, each Second Lien Agent agrees, for itself and on behalf of the other Second Lien Secured Parties for which it acts, that any amount received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section shall be subject to Section 4 hereof.

2.4. Similar Liens and Agreements. The parties hereto agree, subject to the other provisions of this Agreement, upon request by the First Lien Agent or any Second Lien Agent, as the case may be, to advise the other from time to time of the Second Lien Collateral as to which such party has taken steps to perfect its Liens and to identify the parties obligated under the First Lien Documents or Second Lien Documents, as the case may be.

Section 3. Enforcement.

3.1. Exercise of Rights and Remedies.

(a) So long as the Discharge of First Lien Debt has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, each Second Lien Agent agrees, for itself and on behalf of the other Second Lien Secured Parties for which it acts, that, except to the extent otherwise expressly provided in the proviso to Section 3.2(a):

(i) it will not (A) exercise or seek to exercise any rights or remedies (including set-off or by notification of account debtors) with respect to any Second Lien Collateral, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (B) contest, protest or object to any foreclosure proceeding or action brought by the First Lien Agent or any other First Lien Secured Party, or the exercise of any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which such Second Lien Agent or any other Second Lien Secured Party is a party, or any other exercise by any such party, of any rights and remedies relating to the Second Lien Collateral or otherwise, or (C) contest, protest or object to the forbearance by any First Lien Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to any of the Second Lien Collateral, and

(ii) the First Lien Agent and the other First Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Second Lien Collateral without any consultation with or the consent of any Second Lien Agent or any other Second Lien Secured Party; provided, that (A) in any Insolvency or Liquidation Proceeding commenced by or against any Grantor, any Second Lien Agent may file a proof of claim with respect to the Second Lien Debt, (B) any Second Lien Agent may send such notices of the existence of, or any evidence or confirmation of, the Second Lien Debt under the Second Lien Documents or the Liens of the Second Lien Collateral Agent, or any other collateral agent, agent or representative of the Second Lien Secured Parties which has appointed the Second Lien Collateral Agent to act for, and bind, it (and all Second Lien Secured Parties for which it acts as collateral agent, agent or representative) under and for purposes of this Agreement, in the Second Lien Collateral to any court or governmental agency, or file or record any such notice or evidence to the extent necessary to prove or preserve the Liens of the Second Lien Collateral Agent, or any other collateral agent, agent or representative of the Second Lien Secured Parties which has appointed the Second Lien Collateral Agent to act for, and bind, it (and all Second Lien Secured Parties for which it acts as collateral agent, agent or representative) under and for purposes of this Agreement, in the Second Lien Collateral, (C) any Second Lien Agent may file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of any Second Lien Secured Party, including any claims secured by the Second Lien Collateral, in each case to the extent not inconsistent with the terms of this Agreement, (D) the Second Lien Secured Parties may exercise rights and remedies that may be exercised by an unsecured creditor to the extent provided in Section 3.4 hereof and not otherwise inconsistent with the terms hereof, (E) any Second Lien Agent may commence legal proceedings against a Grantor (but not any of the Second Lien Collateral); provided, that, such legal proceeding does not interfere with the rights of First Lien Agent or any other First Lien Secured Party in and to the Second Lien Collateral or the First Lien Debt or the exercise by First Lien Agent or any other First Lien Secured Party of such rights or involve any contest or challenge to the validity, perfection, priority or enforceability of the Liens of First Lien Agent or any other First Lien Secured Party or of the First Lien Loan Agreement or any other First Lien Debt and in any event neither the Second Lien Collateral Agent nor any other Second Lien Agent may enforce any judgment against any of the Second Lien Collateral or take any action inconsistent with this Agreement; and (F) the Second Lien Collateral Agent or any other collateral agent, agent or representative of the Second Lien Secured Parties which has appointed the Second Lien Collateral Agent to act for, and bind, it (and all Second Lien Secured Parties for which it acts as collateral agent, agent or representative) under and for purposes of this Agreement, may take action in order to create, perfect or preserve (but not enforce) its Lien on any Second Lien Collateral; and

(iii) the First Lien Agent and the other First Lien Secured Parties, in exercising rights and remedies with respect to the Second Lien Collateral, may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Second Lien Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code or the PPSA of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) Each Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, agrees that it will not take or receive any Second Lien Collateral or any proceeds of Second Lien Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Second Lien Collateral, unless and until the Discharge of First Lien Debt has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Debt has occurred, except as expressly provided in the proviso in Section 3.1(a)(ii) above and in the proviso in Section 3.2(a) below, the sole right of the Second Lien Collateral Agent and the other Second Lien Secured Parties with respect to the Second Lien Collateral is to hold a Lien on the Second Lien Collateral pursuant to the Second Lien Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the First Lien Debt has occurred.

(c) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each other Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, agrees that it will not take any action that would hinder any exercise of remedies undertaken by the First Lien Agent under the First Lien Documents, including any sale, lease, exchange, transfer or other disposition of the Second Lien Collateral, whether by foreclosure or otherwise, and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each other Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, hereby waives any and all rights it may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Agent or the other First Lien Secured Parties seek to enforce or collect the First Lien Debt or the Liens granted in any of the Second Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First Lien Agent or the other First Lien Secured Parties is adverse to the interest of the Second Lien Secured Parties.

(d) Each Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, hereby acknowledges that no covenant, agreement or restriction contained in any Second Lien Document shall be deemed to restrict in any way the rights and remedies of the First Lien Agent or the other First Lien Secured Parties with respect to the Second Lien Collateral as set forth in this Agreement and the First Lien Documents.

3.2. Limitation on Exercise of Remedies by Second Lien Secured Parties. Subject to the proviso set forth in Section 3.1(a)(ii), each Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts:

(a) will not, so long as the Discharge of First Lien Debt has not occurred, enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff or notification of account debtors) with respect to any Second Lien Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement to which the Second Lien Collateral Agent or any other Second Lien Secured Party is a party) or commence or join with any Person (other than First Lien Agent) in commencing, or petition or file for, any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency or Liquidation Proceeding); provided, that, subject at all times to the provisions of Section 4 of this Agreement, the Second Lien Collateral Agent may enforce or exercise any or all such rights and remedies, or commence, petition or file for any such action or proceeding, (x) after a period ending one hundred eighty (180) days since the first date on which the Second Lien Collateral Agent shall have (i) declared the existence of any event of default consisting of nonpayment of any principal or interest then due under any of the Second Lien Documents and notified the First Lien Agent of such declaration of such an event of default, or (ii) declared the existence of any event of default other than an event of default consisting of nonpayment of any principal or interest then due under any of the Second Lien Documents, demanded the repayment of all the principal amount of the Second Lien Obligations and notified the First Lien Agent of such declaration of such an event of default and demand for repayment and (y) if and only if the First Lien Agent or any other First Lien Secured Party is not then diligently pursuing in good faith the exercise of its enforcement rights or remedies against a material portion of the Second Lien Collateral (including, without limitation, any of the following: solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Second Lien Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Second Lien Collateral, the notification of account debtors to make payments to the First Lien Agent, the initiation of any action to take possession of all or any material portion of the Second Lien Collateral or the commencement of any legal proceedings or actions against or with respect to all or any material portion of the Second Lien Collateral);

(b) will not contest, protest or object to any foreclosure action or proceeding brought by the First Lien Agent or any other First Lien Secured Party, or any other enforcement or exercise by any First Lien Secured Party of any rights or remedies relating to the Second Lien Collateral under the First Lien Documents or otherwise, so long as the Liens of the Second Lien Collateral Agent attach to the proceeds thereof subject to the relative priorities set forth in Section 2.1;

(c) subject to the Second Lien Secured Parties’ specified rights under clause (a) above, will not object to the forbearance by the First Lien Agent or the other First Lien Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Second Lien Collateral;

(d) will not, so long as the Discharge of First Lien Debt has not occurred and except for actions expressly permitted under the proviso to Section 3.1(a)(ii) above and under the proviso to Section 3.2(a), take or receive any Second Lien Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Second Lien Collateral or in connection with any insurance policy award or any condemnation award (or deed in lieu of condemnation);

(e) will not take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Documents, including any sale or other disposition of any Second Lien Collateral, whether by foreclosure or otherwise;

(f) will not object to the manner in which the First Lien Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Debt or the Liens of such First Lien Secured Party, regardless of whether any action or failure to act by or on behalf of the First Lien Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Second Lien Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (f); and

(g) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Debt or any Lien of First Lien Agent or any other First Lien Secured Party or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

3.3. Cooperation. Subject to the proviso set forth in Section 3.1(a)(ii) above and the proviso set forth in Section 3.2(a), each Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, agrees that, unless and until the Discharge of First Lien Debt has occurred, it will not commence, or join with any Person (other than the First Lien Agent upon, and only upon, its request) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Second Lien Documents or otherwise.

3.4. Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, any Second Lien Agent and the other Second Lien Secured Parties may exercise rights and remedies as an unsecured creditor against any Grantor in accordance with the terms of the Second Lien Documents and applicable law. For purposes hereof, the rights of an unsecured creditor do not include a creditor that holds a judgment lien. Nothing in this Agreement shall prohibit the receipt by any Second Lien Agent or any other Second Lien Secured Parties of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by such Second Lien Agent or any other Second Lien Secured Party of foreclosure rights or other remedies as a secured creditor or enforcement in contravention of this Agreement of any Lien held by any of them or any other act in contravention of this Agreement.

3.5. Release of Second Priority Liens.

(a) Effective upon (A) any sale, lease, license, exchange, transfer or other disposition or any other release of any Second Lien Collateral permitted or provided for under the terms of the First Lien Documents (whether or not an event of default or equivalent event thereunder, and as defined therein, has occurred and is continuing) that results in the release of any of the Liens of the First Lien Agent, on behalf of the First Lien Secured Parties, on any part of the Second Lien Collateral, excluding any sale or other disposition that is expressly prohibited by the Second Lien Documents (as in effect on the date hereof), or (B) any sale, lease, license, exchange, transfer or other disposition of Second Lien Collateral consummated following the occurrence of and during the continuance of any event of default under the First Lien Documents, including in connection with any exercise of the First Lien Agent’s or any First

Lien Secured Party’s remedies in respect of the Second Lien Collateral, or consummated after the commencement of any Insolvency or Liquidation Proceeding:

(i) the Liens, if any, of the Second Lien Collateral Agent, any other Second Lien Agent, and of any other Second Lien Secured Party, on such Second Lien Collateral shall be automatically, unconditionally and simultaneously released to the same extent as the release of First Lien Agent’s Lien,

(ii) the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each other Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, shall promptly upon the request of First Lien Agent execute and deliver such release documents and confirmations of the authorization to file UCC amendments, PPSA financing change statements and UCC and PPSA terminations, in each case as First Lien Agent may require in connection with such sale or other disposition by First Lien Agent, First Lien Agent’s agents or any Grantor with the consent of First Lien Agent to evidence and effectuate such termination and release, provided, that, any such release or UCC amendment, PPSA financing change statement or termination by the Second Lien Collateral Agent and/or any other Second Lien Agent shall not extend to or otherwise affect any of the rights, if any, of the Second Lien Agents to the proceeds from any such sale or other disposition of Second Lien Collateral,

(iii) the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each other Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, shall be deemed to have authorized First Lien Agent or any other First Lien Secured Party to file UCC amendments, PPSA financing change statements and UCC and PPSA terminations covering the Second Lien Collateral so sold or otherwise disposed of as to UCC and PPSA financing statements between any Grantor and the Second Lien Collateral Agent, any other Second Lien Agent or any other Second Lien Secured Party to evidence such release or termination, and

(iv) the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each other Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties for which it acts, shall be deemed to have consented under the Second Lien Documents to such sale or other disposition to the same extent as the consent of the First Lien Agent and the other First Lien Secured Parties;

provided that any proceeds of the sale or other disposition of the Second Lien Collateral permitted by clause (B) of Section 3.5(a) are applied pursuant to Section 4.1.

(b) Each Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, hereby irrevocably constitutes and appoints the First Lien Agent and any officer or agent of the First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Agent or such holder or in the First Lien Agent’s own name, from time to time in the First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 3.5, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 3.5, including any termination statements, financing change statements, releases, endorsements or other instruments of transfer or release.

3.6. Insurance and Condemnation Awards. So long as the Discharge of First Lien Debt has not occurred, the First Lien Agent and the other First Lien Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the First Lien Documents, to settle and adjust claims in respect of Second Lien Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Second Lien Collateral. So long as the Discharge of First Lien Debt has not occurred, all proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first be paid to the First Lien Agent for the benefit of the First Lien Secured Parties to the extent required under the First Lien Documents, (b) second, following the Discharge of First Lien Debt, be paid to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties and application in accordance with the Second Lien Documents, to the extent required under the applicable Second Lien Documents and (c) third, if no Second Lien Debt is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of First Lien Debt, if any Second Lien Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall pay such proceeds over to the First Lien Agent in accordance with the terms of Section 4.2.

Section 4. Payments.

4.1. Application of Proceeds.

(a) So long as the Discharge of First Lien Debt has not occurred, the Second Lien Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Second Lien Collateral, shall be applied in the following order of priority:

(i) first, to the First Lien Debt and for cash collateral as required under the First Lien Documents, and in such order as specified in the relevant First Lien Documents until the Discharge of First Lien Debt has occurred; and

(ii) second, to the Second Lien Debt pro rata among the Second Lien Debt in accordance with amounts owed to them under the applicable Second Lien Documents in each case, in such order as specified in the applicable Second Lien Documents until final payment in full in cash of all Second Lien Debt has occurred;

(b) Upon the Discharge of First Lien Debt, to the extent permitted under applicable law and without risk of legal liability to First Lien Agent or any other First Lien Secured Party, the First Lien Agent shall deliver to the Second Lien Collateral Agent, without representation or recourse, any proceeds of Second Lien Collateral held by it at such time in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Collateral Agent to the Second Lien Debt in such order as specified in the relevant Second Lien Documents. The foregoing provisions of this Agreement are intended solely to govern the respective lien priorities as between the Second Lien Agents, on the one hand, and the First Lien Agent, on the other hand, and shall not impose on First Lien Agent or any other First Lien Secured Party any obligations in respect of the disposition of proceeds of any Second Lien Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

4.2. Payments Over. So long as the Discharge of First Lien Debt has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, each Second Lien Agent agrees, for itself and on behalf of the other Second Lien Secured Parties for which it acts, that any Second Lien Collateral or proceeds thereof or payment with respect thereto received by such Second Lien Agent or any other Second Lien Secured Party (including any right of set-off) with respect to the Second Lien Collateral, and including in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall, to the extent reasonably practicable in accordance with its usual practices for doing so, be segregated and held in trust and promptly transferred or paid over to the First Lien Agent for the benefit of the First Lien Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct.

Section 5. Bailee for Perfection.

5.1. Each Agent as Bailee.

(a) The First Lien Agent and each Second Lien Agent agree to hold any Second Lien Collateral that can be perfected by the possession or control of such Second Lien Collateral or of any account in which such Second Lien Collateral is held, and if such Second Lien Collateral or any such account is in fact in the possession or under the control of an Agent, or of agents or bailees of such Agent (such Second Lien Collateral being referred to herein as the “Pledged Collateral”) as bailee and agent for and on behalf of the First Lien Agent (on behalf of itself and the other First Lien Secured Parties), in the case of any Second Lien Agent, or Second Lien Collateral Agent (on behalf of itself and the other Second Lien Secured Parties), in the case of the First Lien Agent, solely for the purpose of perfecting the security interest granted to the First Lien Agent (on behalf of itself and the other First Lien Secured Parties), in the case of any Second Lien Agent, or Second Lien Collateral Agent (on behalf of itself and the other Second Lien Secured Parties), in the case of the First Lien Agent in such Pledged Collateral (including, but not limited to, any securities or any deposit accounts or securities accounts, if any) pursuant to the First Lien Documents or Second Lien Documents, as applicable, subject to the terms and conditions of this Section 5. Each Second Lien Agent on behalf of the Second Lien Secured Parties for which it acts, hereby appoints the First Lien Agent to act as its agent under each control agreement solely for the purpose of perfecting the liens granted to the Second Lien Collateral Agent in the deposit accounts and securities accounts subject to such control agreements, and the First Lien Agent accepts such appointment.

(b) Until the Discharge of First Lien Debt has occurred, the First Lien Agent shall be entitled to deal with the Pledged Collateral or any other Second Lien Collateral in accordance with the terms of the First Lien Documents as if the Liens of the Second Lien Collateral Agent or any other Second Lien Secured Party under the Second Lien Documents did not exist. The rights of the Second Lien Agents and other Second Lien Secured Parties shall at all times be subject to the terms of this Agreement and to the First Lien Agent’s rights under the First Lien Documents.

(c) Each Agent shall have no obligation whatsoever to any other Agent or any of the other First Lien Secured Parties and/or Second Lien Secured Parties to assure that the Pledged Collateral or any other Second Lien Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5. The duties or responsibilities of each Agent under this Section 5 shall be limited solely to holding the Pledged Collateral or any other Second Lien Collateral as bailee and agent for and on behalf of the First Lien Agent (on behalf of itself and the other First Lien Secured Parties), in the case of any Second Lien Agent, or Second Lien Collateral Agent (on behalf of itself and the other Second Lien Secured Parties), in the case of the First Lien Agent for purposes of perfecting the Lien held by the First Lien Agent (on behalf of itself and the other First Lien Secured Parties), in the case of any Second Lien Agent, or Second Lien Collateral Agent (on behalf of itself and the other Second Lien Secured Parties), in the case of the First Lien Agent. No Second Lien Agent shall be responsible or liable for the actions of the First Lien Agent taken hereunder or pursuant to any First Lien Document.

(d) Each Agent or any other agent, trustee or representative in respect of the First Lien Debt or Second Lien Debt, shall not have by reason of the First Lien Documents, the Second Lien Documents or this Agreement or any other document a fiduciary relationship in respect of any other Agent or any of the other First Lien Secured Parties and/or Second Lien Secured Parties and shall not have any liability to any other Agent or any other agent, trustee or representative in respect of the First Lien Debt or Second Lien Debt, or any of the First Lien Secured Parties and/or Second Lien Secured Parties in connection with its holding the Pledged Collateral or any other Second Lien Collateral, other than for its gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

5.2. Transfer of Pledged Collateral to Second Lien Collateral Agent. Upon the Discharge of First Lien Debt (of which Borrowers hereby agree to advise Second Lien Agent in writing), to the extent permitted under applicable law, upon the request of any Second Lien Agent, the First Lien Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to the Second Lien Collateral Agent, except in the event and to the extent (a) First Lien Agent or any other First Lien Secured Party has retained or otherwise acquired such Second Lien Collateral in full or partial satisfaction of any of the First Lien Debt, (b) such Second Lien Collateral is sold or otherwise disposed of by First Lien Agent or any other First Lien Secured Party or by a Grantor as provided herein or (c) it is otherwise required by any order of any court or other Governmental Agency or applicable law or would result in the risk of liability of First Lien Agent or any other First Lien Secured Party to any third party. The foregoing provision shall not impose on First Lien Agent or any other First Lien Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other Governmental Agency or any applicable law. In connection with any transfer described herein to the Second Lien Collateral Agent, following the Discharge of First Lien Debt, the First Lien Agent agrees to take reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of the Second Lien Collateral Agent and to be paid by the Borrowers and, if not promptly paid by the Borrowers, by the Second Lien Collateral Agent) as shall be reasonably requested by the Second Lien Collateral Agent to permit the Second Lien Collateral Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority security interest in the Pledged Collateral.

Section 6. Insolvency or Liquidation Proceedings

6.1. General Applicability; Filing of Motions.

(a) This Agreement shall be applicable both before and after the institution of any Insolvency or Liquidation Proceeding involving any Borrower or any other Grantor, including, without limitation, the filing of any petition by or against any Borrower or any other Grantor under any Bankruptcy Law and all converted or subsequent cases in respect thereof, and all references herein to any Borrower or any Grantor shall be deemed to apply to the trustee, receiver, interim receiver, receiver and manager or administrator for such Borrower or such Grantor and such Borrower or such Grantor as debtor-in-possession. The relative rights of the First Lien Secured Parties and the Second Lien Secured Parties in or to any distributions from or in respect of any Second Lien Collateral or proceeds of Second Lien Collateral shall continue after the institution of any Insolvency or Liquidation Proceeding involving any Borrower or any other Grantor, including, without limitation, the filing of any petition or application by or against any Borrower or any other Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, any Borrower or any other Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto in each instance to the extent, and solely to the extent, not in conflict with this Agreement. This Agreement shall constitute a Subordination Agreement for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency or Liquidation Proceeding in accordance with its terms.

(b) Until the Discharge of First Lien Debt has occurred, each Second Lien Agent agrees on behalf of itself and the other Second Lien Secured Parties for which it acts, that no Second Lien Secured Party shall, in or in connection with any Insolvency or Liquidation Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Second Lien Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Lien Agent (including the validity and enforceability thereof) or any other First Lien Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code, under any other Bankruptcy Law or otherwise; provided that any Second Lien Agent may file a proof of claim in an Insolvency or Liquidation Proceeding or file a responsive pleading in connection with any actions to avoid any Liens held by the Second Lien Agent, subject, in each instance, to the limitations contained in this Agreement and only if consistent with the terms and the limitations on each Second Lien Agent imposed hereby.

6.2. Bankruptcy Financing and Sale Issues. Until the Discharge of First Lien Debt has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Agent shall desire to permit the use of cash collateral on which the First Lien Agent or any other creditor has a Lien or to permit any Grantor to obtain financing, whether from the First Lien Secured Parties or any other Person, under Section 363 or Section 364 of the Bankruptcy Code, any other similar Bankruptcy Law or pursuant to any order made by a court of competent jurisdiction in any Insolvency or Liquidation Proceeding (each, a “DIP Financing”), then each Second Lien Agent, on behalf of itself and the Second Lien Secured Parties for which it acts, agrees that it will (a) raise no objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the First Lien Agent or to the extent expressly permitted in Section 6.4(b)), (b) agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice and (c) to the extent the Liens securing the First Lien Debt are subordinated or pari passu with such DIP Financing, the Second Lien Agent will subordinate its Liens in the Second Lien Collateral to (x) the Liens securing such DIP Financing (and all obligations relating thereto), (y) any adequate protection provided to the First Lien Agent or the First Lien Secured Parties or (z) any “carve-out” agreed by the First Lien Agent or First Lien Secured Parties. Each Second Lien Agent on behalf of the Second Lien Secured Parties for which it acts, agrees that it will raise no objection to or oppose a sale or other disposition of any Collateral, including any Second Lien Collateral, free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code or pursuant to any order made by a court of competent jurisdiction in any Insolvency or Liquidation Proceeding if the First Lien Secured Parties have consented to such sale or disposition of such assets, and each Second Lien Agent and each other Second Lien Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code or pursuant to any order made by a court of competent jurisdiction in any Insolvency or Liquidation Proceeding (and otherwise) to any sale supported by the First Lien Secured Parties and to have released their Liens in such assets.

6.3. Relief from the Automatic Stay. Each Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, agrees that, so long as the Discharge of First Lien Debt has not occurred, no Second Lien Secured Party shall, (a) without the prior written consent of the First Lien Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Second Lien Collateral, any proceeds thereof or any Lien securing any of the Second Lien Debt and (b) object, or cause or support any other Person’s objection, to any request by the First Lien Agent or any other First Lien Secured Party for relief from or modification to the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Collateral, including any Second Lien Collateral, any proceeds thereof or any Lien securing any of the First Lien Debt.

6.4. Adequate Protection.

(a) Each Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties for which it acts, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the First Lien Agent or any of the other First Lien Secured Parties for adequate protection or any adequate protection provided to the First Lien Agent or other First Lien Secured Parties or (ii) any objection by the First Lien Agent or any of the other First Lien Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the First Lien Agent or any other First Lien Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code, under any other Bankruptcy Law or otherwise.

(b) Each Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties for which it acts, agrees that none of them shall seek or accept adequate protection without the prior written consent of the First Lien Agent, except that the Second Lien Collateral Agent, for itself or on behalf of the other Second Lien Secured Parties, shall be permitted (i) to obtain adequate protection in the form of the benefit of additional or replacement Liens on the Second Lien Collateral (including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding) or additional or replacement collateral to secure the Second Lien Debt, in each instance, in connection with any DIP Financing or use of cash collateral as expressly provided for in Section 6.2 above, or in each instance, in connection with any such adequate protection obtained by First Lien Agent and the other First Lien Secured Parties, as long as in each instance, the First Lien Agent is also granted such additional or replacement Liens or additional or replacement collateral and such Liens of the Second Lien Collateral Agent or any other Second Lien Secured Party are subordinated to the Liens securing the First Lien Debt to the same extent as the Liens of the Second Lien Collateral Agent and the other Second Lien Secured Parties on the Second Lien Collateral are subordinated to the Liens of First Lien Agent and the other First Lien Secured Parties hereunder and (ii) to obtain adequate protection in the form of reports, notices, inspection rights and similar forms of adequate protection to the extent granted to the First Lien Agent.

6.5. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization or plan of compromise, on account of both the First Lien Debt and the Second Lien Debt, then, to the extent the debt obligations distributed on account of the First Lien Debt and on account of the Second Lien Debt are secured by Liens upon any assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to any and all Liens securing such debt obligations.

6.6. Separate Classes. Each of the parties hereto irrevocably acknowledges and agrees that (a) the claims and interests of the First Lien Secured Parties and the Second Lien Secured Parties are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, and do not give rise to a “commonality of interest” between the First Lien Secured Parties and the Second Lien Secured Parties in respect of such claims and interests, (b) the grants of the Liens to secure the First Lien Debt and the grants of the Liens to secure the Second Lien Debt constitute two separate and distinct grants of Liens, (c) the First Lien Secured Parties’ rights in the Second Lien Collateral are fundamentally different from the Second Lien Secured Parties’ rights in the Second Lien Collateral and (d) as a result of the foregoing, among other things, the First Lien Debt and the Second Lien Debt must be separately classified in any plan of reorganization or plan of compromise proposed or adopted in any Insolvency or Liquidation Proceeding.

6.7. Asset Dispositions. Until the Discharge of First Lien Debt has occurred, each Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, agrees that, in the event of any Insolvency or Liquidation Proceeding, the Second Lien Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion to any sale, lease, license, exchange, transfer or other disposition of any Second Lien Collateral free and clear of the Liens of the Second Lien Agent and the other Second Lien Secured Parties or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, and shall be deemed to have consented to any such any sale, lease, license, exchange, transfer or other disposition of any Second Lien Collateral under Section 363(f) of the Bankruptcy Code, or with respect to any other Bankruptcy Law or any order made by a court of competent jurisdiction in any Insolvency or Liquidation Proceedings, that has been consented to by the First Lien Agent; provided, that, (a) the proceeds of such sale, lease, license, exchange, transfer or other disposition of any Second Lien Collateral to be applied to the First Lien Debt or the Second Lien Debt are applied in accordance with Section 4.1, and (b) any Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties for which it acts, may raise any objections to any such sale, lease, license, exchange, transfer or other disposition of any Second Lien Collateral that could be raised by any unsecured creditor of Borrowers (i.e. any creditor of Borrowers whose claims were not secured by any Liens on the Second Lien Collateral or any other assets or properties), provided that such objections (i) are not inconsistent with any other term or provision of this Agreement, and (ii) are not based on their status as secured creditors, including, without limitation any objections based on rights afforded by Sections 363(e) and (f) of the Bankruptcy Code or any comparable provisions of any Bankruptcy Law.

6.8. Preference/Avoidance Issues. If any First Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”), then the First Lien Debt shall be reinstated to the extent of such Recovery and the First Lien Secured Parties shall be entitled to a Discharge of First Lien Debt with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.9. Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code. Each Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest or Lien in connection with the Second Lien Collateral in any Insolvency or Liquidation Proceeding.

6.10. Other Bankruptcy Laws. In the event that an Insolvency or Liquidation Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency or Liquidation Proceeding or to any relevant order made by a court of competent jurisdiction in any applicable Insolvency or Liquidation Proceeding, or in the absence of any specific similar or corresponding provision of the Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable section of the Bankruptcy Code.

6.11. No Waiver. Nothing contained herein shall prohibit or in any way limit the First Lien Agent or any First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Lien Agent or any of the Second Lien Secured Parties, including the seeking by any Second Lien Agent or any Second Lien Secured Parties of any adequate protection or the asserting by any Second Lien Agent or any Second Lien Secured Parties of any of its rights and remedies under the Second Lien Documents or otherwise.

6.12. Other Matters. To the extent that any Second Lien Agent or any Second Lien Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, with respect to any of the Second Lien Collateral or any other Collateral, each Second Lien Agent agrees, on behalf of itself and the other Second Lien Secured Parties for which it acts, not to assert any of such rights without the prior written consent of the First Lien Agent; provided that if requested by the First Lien Agent, each Second Lien Agent shall timely exercise such rights in the manner requested by the First Lien Agent, including any rights to payments in respect of such rights.

Section 7. Second Lien Debtholders’ Purchase Option

7.1. Exercise of Option. On or after the occurrence and during the continuance of an event of default under the First Lien Loan Agreement and either the acceleration of all of the First Lien Debt or the receipt by the Second Lien Collateral Agent of written notice from First Lien Agent of its intention to commence to foreclose or take any similar action to realize upon the Second Lien Collateral as provided in Section 7.5 below, the Second Lien Secured Parties shall have the option at any time within five (5) Business Days of such acceleration or written notice, upon five (5) Business Days’ prior written notice by the Second Lien Collateral Agent to First Lien Agent, to purchase all (but not less than all) of the First Lien Debt from the First Lien Secured Parties. Such notice from the Second Lien Collateral Agent to First Lien Agent shall be irrevocable.

7.2. Purchase and Sale. On the date specified by the Second Lien Collateral Agent in such notice (which shall not be less than three (3) Business Days, nor more than the lesser of (a) five (5) Business Days, after the receipt by First Lien Agent of the notice from the Second Lien Collateral Agent of its election to exercise such option or (b) ten (10) Business Days after such acceleration or written notice from First Lien Agent provided pursuant to Section 7.1 above), First Lien Secured Parties shall, subject to any required approval of any court or Governmental Agency then in effect, if any, sell to Second Lien Secured Parties, and Second Lien Secured Parties shall purchase from First Lien Secured Parties, all of the First Lien Debt. Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, First Lien Secured Parties shall retain all rights under the First Lien Documents to be indemnified or held harmless by Grantors in accordance with the terms thereof.

7.3. Payment of Purchase Price.

(a) Upon the date of such purchase and sale, Second Lien Secured Parties shall (i) pay to First Lien Agent for the account of the First Lien Secured Parties as the purchase price therefor the full amount of all of the First Lien Debt then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses), (ii) furnish cash collateral to First Lien Agent in such amounts as First Lien Agent determines is reasonably necessary to secure First

Lien Secured Parties in connection with any issued and outstanding letters of credit issued under the First Lien Documents (but not in any event in an amount greater than one hundred five (105%) percent of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse First Lien Secured Parties for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the First Lien Debt, and/or as to which First Lien Secured Parties have not yet received final payment, and (iv) agree to reimburse First Lien Secured Parties in respect of any and all indemnification obligations of Grantors under the First Lien Documents.

(b) Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of First Lien Agent as First Lien Agent may designate in writing to the Second Lien Collateral Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Second Lien Secured Parties to the bank account designated by First Lien Agent are received in such bank account prior to 12:00 noon, New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by Second Lien Secured Parties to the bank account designated by First Lien Agent are received in such bank account later than 12:00 noon, New York City time.

7.4. Representations Upon Purchase and Sale. Such purchase shall be expressly made without representation or warranty of any kind by First Lien Secured Parties as to the First Lien Debt, the Second Lien Collateral or otherwise and without recourse to First Lien Secured Parties, except that each First Lien Secured Party shall represent and warrant, severally, as to it: (a) the principal amount of the First Lien Debt being purchased from it are as reflected in the books and records of such First Lien Secured Party (but without representation or warranty as to the collectability, validity or enforceability or any other matter in respect thereof), (b) that such First Lien Secured Party owns the First Lien Debt being sold by it free and clear of any liens or encumbrances and (c) such First Lien Secured Party has the right to assign the First Lien Debt being sold by it and the assignment is duly authorized. Upon the purchase by Second Lien Secured Parties of the First Lien Debt, Second Lien Secured Parties agree to indemnify and hold First Lien Secured Parties harmless from and against all loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) suffered or incurred by First Lien Secured Parties arising from or in any way relating to acts or omissions of First Lien Agent or any of the other Second Lien Secured Parties after the purchase.

7.5. Notice from First Lien Agent Prior to Enforcement Action. First Lien Agent agrees that it will give the Second Lien Collateral Agent five (5) Business Days prior written notice of its intention to commence any foreclosure or other action to sell or otherwise realize upon the Second Lien Collateral. In the event that during such five (5) Business Day period, the Second Lien Collateral Agent shall send to First Lien Agent the irrevocable notice of the intention of the Second Lien Secured Parties to exercise the purchase option given by First Lien Secured Parties to Second Lien Secured Parties under this Section 7, First Lien Secured Parties shall not commence any foreclosure or other action to sell or otherwise realize upon the Second Lien Collateral, provided, that, the purchase and sale with respect to the First Lien Debt provided for herein shall have closed within five (5) Business Days thereafter and First Lien Secured Parties shall have received final payment in full of the First Lien Debt as provided for herein within such five (5) Business Day period.

Section 8. Reliance; Waivers; etc.

8.1. Reliance. The consent by the First Lien Secured Parties to the execution and delivery of the Second Lien Documents and the grant to the Second Lien Collateral Agent, or any other collateral agent, agent or representative, on behalf of the Second Lien Secured Parties, of a Lien on the Second Lien Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Secured Parties to any Grantor has been, shall be deemed to have been, given and made in reliance upon this Agreement.

8.2. No Warranties or Liability. Each Second Lien Agent, for itself and on behalf of the other Second Lien Secured Parties for which it acts, acknowledges and agrees that each of the First Lien Agent and the other First Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Documents, the ownership of any Second Lien Collateral or the perfection or priority of any Liens thereon. Each Second Lien Agent agrees, for itself and on behalf of the other Second Lien Secured Parties for which it acts, that the First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Lien Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that any Second Lien Agent or any of the other Second Lien Secured Parties have in the Second Lien Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Lien Agent nor any of the other First Lien Secured Parties shall have any duty to any Second Lien Agent or any of the other Second Lien Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

8.3. No Waiver of Lien Priorities.

(a) No right of the First Lien Agent or any of the other First Lien Secured Parties to enforce any provision of this Agreement or any of the First Lien Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by First Lien Agent or any other First Lien Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the First Lien Agent or any of the other First Lien Secured Parties may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the First Lien Documents), the First Lien Agent and any of the other First Lien Secured Parties may, at any time and from time to time, without the consent of, or notice to, any Second Lien Agent or any other Second Lien Secured Party, without incurring any liabilities to any Second Lien Agent or any other Second Lien Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Second Lien Agent or any other Second Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Debt or any Lien on any Second Lien Collateral or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Debt, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, refinance, replace, modify or supplement in any manner any Liens held by the First Lien Agent or any of the other First Lien Secured Parties, the First Lien Debt or any of the First Lien Documents;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Second Lien Collateral or any liability of any Grantor to the First Lien Agent or any of the other First Lien Secured Parties, or any liability incurred directly or indirectly in respect thereof in accordance with the terms hereof;

(iii) settle or compromise any of the First Lien Debt or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Debt) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor or any Second Lien Collateral and any security and any guarantor or any liability of any Grantor to any of the First Lien Secured Parties or any liability incurred directly or indirectly in respect thereof.

(c) Each Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties for which it acts, also agrees that the First Lien Agent and the other First Lien Secured Parties shall have no liability with respect to any actions which the First Lien Agent or any of the other First Lien Secured Parties may take or permit or omit to take with respect to: (i) the First Lien Documents, (ii) the collection of the First Lien Debt or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Second Lien Collateral. Each Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties for which it acts, agrees that the First Lien Secured Parties and the First Lien Agent have no duty to them in respect of the maintenance or preservation of the Second Lien Collateral, the First Lien Debt or otherwise.

(d) Each Second Lien Agent agrees, for itself and on behalf of the Second Lien Secured Parties for which it acts, not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Second Lien Collateral or any other similar rights a junior secured creditor may have under applicable law.

8.4. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agent and the other First Lien Secured Parties and each Second Lien Agent and the other Second Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Documents or any Second Lien Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Debt or Second Lien Debt, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the First Lien Loan Agreement or any of the other First Lien Documents or of the terms of the Second Lien Note Indenture or any of the other Second Lien Documents;

(c) any exchange of any security interest in any Second Lien Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Debt or Second Lien Debt or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the First Lien Debt, or of any Second Lien Agent or any of the other Second Lien Secured Parties in respect of this Agreement.

Section 9. Miscellaneous.

9.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control.

9.2. Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of First Lien Debt shall have occurred or the final payment in full in cash of the Second Lien Debt and the termination and release by each Second Lien Secured Party of any Liens to secure the Second Lien Debt. This is a continuing agreement of lien subordination and the First Lien Secured Parties may continue, at any time and without notice to any Second Lien Agent or any other Second Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting First Lien Debt in reliance hereof. Each Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties for which it acts, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.3. When Discharge of First Lien Debt Deemed to Not Have Occurred. If at any time substantially contemporaneously with or on or after the Discharge of First Lien Debt, Borrowers refinance, replace or otherwise incur indebtedness outstanding under the First Lien Documents, then after written notice to the Second Lien Collateral Agent, (a) such indebtedness and other obligations arising pursuant to such refinancing, replacement or incurrence of indebtedness under the First Lien Documents shall automatically be treated as First Lien Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Second Lien Collateral set forth herein, (b) the credit agreement, loan agreement and/or other financing documents in respect of such new indebtedness shall automatically be treated as the First Lien Loan Agreement and the First Lien Documents for all purposes of this Agreement and (c) the First Lien Agent for such First Lien Debt shall be appointed in accordance with this Agreement. Upon receipt of notice of such refinancing, replacement or other incurrence (including the identity of the new First Lien Agent), each Second Lien Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrowers or the new First Lien Agent may reasonably request in order to provide to the new First Lien Agent and First Lien Secured Parties the rights of the First Lien Agent and First Lien Secured Parties contemplated hereby, and (ii) to the extent then held by any Second Lien Agent, deliver to the First Lien Agent all Pledged Collateral together with any necessary endorsements (or otherwise allow such First Lien Agent to obtain possession or control of such Pledged Collateral).

9.4. Refinancings. Any First Lien Debt and any Second Lien Debt may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent or other approval is otherwise required to permit the refinancing or replacement transaction under any First Lien Document or any Second Lien Document) of any First Lien Secured Party or Second Lien Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of any such refinancing or replacement indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement and a Lien Sharing Confirmation) as the First Lien Agent or the Second Lien Collateral Agent, as the case may be, shall reasonably request and all in form and substance reasonably acceptable to such Agent.

9.5. Amendments to Second Lien Documents.

(a) Without the prior written consent of the First Lien Agent, no Second Lien Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Document, would be prohibited by or in contravention of any of the terms of the First Lien Documents. Each Second Lien Agent, on behalf of itself and the other Second Lien Secured Parties for which it acts, agrees that each Second Lien Document that is a security agreement shall include the following language (or language to similar effect approved by the First Lien Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Agent pursuant to this Agreement and the exercise of any right or remedy by Second Lien Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of December 9, 2009 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among UBS AG, Stamford Branch, as First Lien Agent, U.S. Bank National Association, as Original Second Lien Agent and Second Lien Collateral Agent, any Additional Second Lien Agent, and the Grantors party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that the First Lien Agent or First Lien Secured Parties enter into any amendment, waiver or consent in respect of or replaces any of the First Lien Documents relating to the Second Lien Collateral for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Document relating to the Second Lien Collateral or changing in any manner the rights of the First Lien Agent, Norcraft or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Lien Document relating to the Second Lien Collateral without the consent of any Second Lien Agent or any other Second Lien Secured Party and without action by any Second Lien Agent, Norcraft or any other Grantor; provided, however, that that (i) such amendment, waiver or consent does not materially adversely affect the rights or interests of the Second Lien Secured Parties in the Second Lien Collateral and not the First Lien Secured Parties in a like or similar manner and (ii) written notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent promptly after the effectiveness of such amendment, waiver or consent.

9.6. Amendments; Waivers. Except for the execution and delivery of any joinder agreement, Lien Sharing Confirmation or other joinder document otherwise provided for under the terms of this Agreement, no amendment, modification or waiver of any of the provisions of this Agreement by any Second Lien Agent or the First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights or obligations are directly affected.

9.7. Subrogation. Each Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties for which it acts, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Debt has occurred.

9.8. Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 9.9 below for such party. Service so made shall be deemed to be completed three (3) days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue of any action instituted hereunder. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

9.9. Notices. All notices to the Second Lien Secured Parties and the First Lien Secured Parties permitted or required under this Agreement may be sent to the applicable Second Lien Agent and the First Lien Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed in pdf. format or sent by courier service, facsimile transmission or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below (or in the case of an Additional Second Lien Agent, as set forth on the signature page executed and delivered by such Additional Second Lien Agent) , or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Original Second Lien Agent and Second Lien Collateral Agent:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Attention: Rick Prokosch

Facsimile No.: (651) 495-8097

First Lien Agent:

UBS AG, Stamford Branch

677 Washington Boulevard

Stamford, Connecticut 06901

Attention: Daniel Goldenberg

Facsimile No.: (203) 719-3888

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: William D. Brewer, Esq.

Facsimile No.: (212) 294-4700

Each Grantor:

c/o Norcraft Companies, L.P.

3020 Denmark Avenue, Suite 100

Eagan, Minnesota 55121

Attention: Chief Financial Officer

Facsimile No.: (651) 234-3398

9.10. Further Assurances. Each Second Lien Agent agrees that it shall, for itself and on behalf of the Second Lien Secured Parties for which it acts, take such further action and shall execute and deliver to the First Lien Agent such additional documents and instruments (in recordable form, if requested) as the First Lien Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. The Grantors shall cause each entity that becomes a Borrower or a Guarantor after the date of this agreement to execute a counterpart of this Agreement, on the date on which it becomes a Guarantor or Borrower.

9.11. Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

9.12. Governing Law. The validity, construction and effect of this Intercreditor Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

9.13. Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Agent, the other First Lien Secured Parties, any Second Lien Agent, the other Second Lien Secured Parties, Grantors and their respective permitted successors and assigns.

9.14. Specific Performance. The First Lien Agent may demand specific performance of this Agreement. Each Second Lien Agent, for itself and on behalf of the Second Lien Secured Parties for which it acts, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Agent.

9.15. Section Titles; Time Periods. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

9.16. Counterparts; Electronic Transmission. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. The exchange of copies of this Agreement and of signature pages by facsimile or pdf. transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile of pdf. shall be deemed to be their original signatures for all purposes.

9.17. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

9.18. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of First Lien Debt and Second Lien Debt. No other Person shall have or be entitled to assert rights or benefits hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BORROWER

NORCRAFT COMPANIES, L.P.

By:	/s/ Leigh Ginter
	Name:	Leigh Ginter
	Title:	Chief Financial Officer

GUARANTORS

NORCRAFT INTERMEDIATE HOLDINGS, L.P.

By:	/s/ Leigh Ginter
	Name:	Leigh Ginter
	Title:	Chief Financial Officer

NORCRAFT FINANCE CORP.

By:	/s/ Leigh Ginter
	Name:	Leigh Ginter
	Title:	Vice President and Treasurer

NORCRAFT CANADA CORPORATION

By:	/s/ Leigh Ginter
	Name:	Leigh Ginter
	Title:	Vice President and Treasurer

ORIGINAL SECOND LIEN AGENT

AND SECOND LIEN COLLATERAL AGENT

U.S. Bank National Association,

as the Original Second Lien Agent and as the Second

Lien Collateral Agent

By:	/s/ Richard Prokosch

Title:	Vice President

FIRST LIEN AGENT

UBS AG, STAMFORD BRANCH, as First Lien Agent

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

To accept and agree the terms of that certain Intercreditor Agreement, dated as of December 9, 2009, among UBS AG, Stamford Branch, in its capacity as administrative and collateral agent for the First Lien Secured Parties, U.S. Bank National Association, in its capacity as trustee for the Senior Secured Notes and as collateral agent for the Second Lien Secured Parties, Norcraft Companies, L.P., a Delaware limited partnership, Norcraft Canada Corporation, a Nova Scotia unlimited liability company, Norcraft Intermediate Holdings, L.P., a Delaware limited partnership, Norcraft Finance Corp., a Delaware corporation and any Additional Second Lien Agent party thereto:

ADDITIONAL SECOND LIEN
AGENT/BORROWER/GUARANTOR

,

as an Additional Second Lien Agent

By:

Title:

Address for Notices (Section 9.9):

,

,

,

,

Attention:

Facsimile No.: